                                                                                                                                                   Exhibit 99.1

SEPARATION AGREEMENT AND

FULL AND FINAL RELEASE OF CLAIMS

This Separation Agreement and Full and Final Release of Claims (“Agreement”) is made and entered into between Peter C. Grabowski (“Mr. Grabowski” or “Employee”) and Gevity HR, Inc. (“Gevity” or “Employer”).

1.                 SEVERANCE. Mr. Grabowski and Gevity have mutually agreed to end their employment relationship, effective July 23, 2007 (“Severance Date”). In resolution of their employment relationship, Mr. Grabowski and Gevity have agreed to the terms below.

2.                 CONSIDERATION. In consideration of his decision to enter into this Agreement, Gevity agrees to provide Mr. Grabowski with the following:

(a)      Severance totaling $240,000 payable in equal installments of $15,000  on Gevity’s regular payroll periods, beginning on the first payroll period  following the date on which the Agreement is fully executed, and continuing until the first payroll period in March 2008, or on such other schedule as mutually agreed to by Gevity and Mr. Grabowski, but in no event shall such payments extend beyond the first payroll period in March 2008; and,

(b)      Health and dental insurance benefits for Mr. Grabowski and his qualified dependents beginning on the payroll period following the date on which the Agreement is fully executed, and continuing up through March 13, 2008, on  the same terms and conditions currently in place between Mr. Grabowski and Gevity.

Notwithstanding anything in this Agreement to the contrary, Gevity may accelerate the timing of any payments to Mr. Grabowski under this Agreement in the event Gevity determines in its sole discretion that such acceleration could minimize or eliminate the risk that any payments to Mr. Grabowski hereunder would be deemed to violate Section 409A of the Internal Revenue Code.

Tax and all other applicable withholdings and deductions will be applied to the payments to Mr. Grabowski under this Agreement.

3.                  NO OBLIGATION. Mr. Grabowski acknowledges and agrees that the monies and benefits set forth in Paragraph 2 represent good, valuable and sufficient consideration for the mutual promises and duties set forth in this Agreement.

4.                   FULL AND FINAL RELEASE. In consideration for the payments being provided to him above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mr. Grabowski, for himself, attorneys, heirs, executors, administrators, successors and assigns, fully, finally and forever releases and discharges Gevity, all parent, subsidiary and/or affiliated companies, as well as its and their successors, assigns, officers, directors, agents, representatives, attorneys, stockholders, insurers, employees and employee benefit plans or programs (and the trustees, administrators, fiduciaries, and insurers of such plans or programs), and any other person acting by, through, under, or in concert with any of the persons or entities listed in this section (all of whom are referred to throughout this Agreement as “Gevity” or “Employer”), of and from any and all liability, claims, demands, actions, obligations, causes of action, suits, grievances, damages, losses, and expenses, of any and every nature whatsoever, known or unknown, at law or in equity, suspected or unsuspected, anticipated or unanticipated, which Mr. Grabowski may have had, claims to have had, or now has or claims to have, which are or may be based on any facts, acts, conduct, documents, representations, omissions, contracts, deferred compensation plans, claims, events or other things occurring at any time on or before the date of this Agreement and arising out of or relating to Mr. Grabowski’s employment with or separation from Gevity. It is understood that this Release includes, but is not limited to all claims, actions or causes of action that were or could have been asserted during the negotiations over this Agreement, any claims, actions or causes of action that were or could have been asserted before any administrative agency or in court, as well as any claims, actions, or causes of action for fraud, misrepresentation, defamation, discrimination or harassment in any form, retaliation, any claims under any federal, state, local or other governmental statute or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Age Discrimination in Employment Act of 1967, the Family and Medical Leave Act of 1993, the Florida Civil Rights Act, and any and all other federal, state or local statutes, rules, ordinances, or regulations; any and all claims for alleged wrongful discharge, retaliation, negligent or intentional infliction of emotional distress, and breach of contract; any and all claims for compensation, bonuses, commissions, lost wages, stock or stock options, or unused accrued vacation or sick pay; any and all claims for severance or similar benefits or to post-employment health or group insurance benefits; any and all claims for attorneys’ fees, costs or indemnification; and any and all other claims resulting from any alleged unlawful behavior or conduct by Gevity, the existence of which is specifically denied by Gevity.

Nothing in this Agreement is intended to waive Mr. Grabowski's right to enforce this Agreement, or Mr. Grabowski’s entitlement to vested benefits under any 401(k) plan or other benefit plans provided by Gevity. Finally, the above release does not waive claims that Mr. Grabowski could make, if available, for unemployment or workers' compensation, or any other claims that cannot by statute or otherwise be released by private agreement.

5.              NO OTHER CLAIMS. Mr. Grabowski represents that neither he nor anyone on his behalf has filed, nor assigned to others the right to file, nor are there currently pending, any complaints, charges or lawsuits against Gevity with any governmental agency, any court or with or in any other forum, and that neither Mr. Grabowski nor anyone on his behalf will file, assign to others the right to file, or make any further claims against Gevity at any time for any alleged acts or omissions covered by the release in Paragraph 4 above. Mr. Grabowski agrees that in the event he (or anyone on his behalf) asserts any claim or files any complaint, charge or lawsuit against Gevity that is covered by the release in Paragraph 4 above, Mr. Grabowski shall pay all of the attorneys’ fees, expenses and costs incurred by Gevity in responding to such claim, complaint or action.

6.              CERTAIN STATEMENTS; REFERENCES. Mr. Grabowski agrees that he has not (including during the time period while this Agreement was being negotiated or was under consideration by Mr. Grabowski) and will not make statements to Gevity’s clients, employees, vendors, shareholders, investors or to any other member of the public that in any way could be deemed to criticize, denigrate or disparage Gevity, Gevity’s products or services, Gevity’s business, or Gevity’s past or present agents, officers, directors, representatives or employees. With respect to reference requests, Gevity agrees to provide only dates of employment, base salary at the time of Mr. Grabowski’s separation and position(s) held. Reference requests will be directed only to Edwin E. Hightower, Jr., Vice President and General Counsel, or if he no longer occupies that position, the employee occupying the position of Vice President of Human Resources, who shall communicate substantially the substance of the public announcement made concerning Mr. Grabowski’s departure from Gevity.

7.              NON-ADMISSION OF LIABILITY OR WRONGFUL CONDUCT. Gevity and Mr. Grabowski agree that the payments made and other consideration received pursuant to this Agreement shall not be construed as an admission by Gevity or Mr. Grabowski of any legal liability or acts of wrongdoing or discrimination; nor shall it be used as evidence or an admission by Gevity or Mr. Grabowski of such liability, wrongdoing, or discrimination.

8.            COMPLETE TERMINATION OF EMPLOYMENT RELATIONSHIP AND RETURN OF PROPERTY. Gevity and Mr. Grabowski agree as a matter of intent that as of the Severance Date, this Agreement terminates all aspects of the employment relationship between them. As part of an amicable resolution to the employment relationship between the parties, Mr. Grabowski acknowledges that he does not and will not seek reinstatement, future employment, or return to active employee status with Gevity. Mr. Grabowski further acknowledges that Gevity shall not be under any obligation whatsoever to consider him for reinstatement, employment, reemployment or other similar status at any time.

Mr. Grabowski acknowledges, understands, and agrees that within three (3) business days from the Severance Date, he must return all files, memoranda, records, credit cards, manuals, computer equipment (except that Mr. Grabowski shall be entitled to retain his laptop computer once it has been returned to Gevity so that all of Gevity’s confidential, trade secret and other proprietary information can be removed), computer software, cellular phones, and any other equipment or documents (including all copies and excerpts), and all other physical or electronic property of similar type that he received from Gevity and/or that he used in the course of his employment with Gevity.

9.              CONFIDENTIALITY. The nature and terms of, and the circumstances surrounding the execution of this Agreement are strictly confidential and have not been and shall not be disclosed by Mr. Grabowski at any time to any person except his lawyer, his accountant or his immediate family without the prior written consent of an officer of Gevity, except as necessary in any legal proceedings directly related to the provisions and terms of this Agreement, to prepare and file income tax forms, pursuant to court order after reasonable notice to Gevity, or in response to a disclosure made by Gevity.

10.           GOVERNING LAW. This Agreement shall be interpreted under the laws of the State of Florida without regard to principles of conflicts of law.

11.          SEVERABILITY. The provisions of this Agreement are severable, and if any part of this Agreement is found by a court of competent jurisdiction to be unenforceable, the parties agree to seek a determination by the court as to the rights of the parties, including whether Mr. Grabowski is entitled under those circumstances and the relevant law to retain the consideration paid to him under the Agreement. If a court of competent jurisdiction renders a final determination that any release, waiver or agreement set forth herein is invalid, illegal or unenforceable, in whole or in part, Gevity shall have the right to elect to consider its obligations under this Agreement to be nullified, and in such case, any payments or benefits that had been afforded to Mr. Grabowski under this Agreement shall be returned immediately to Gevity.

12.           SOLE AND ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties. Any prior agreements between or directly involving the parties to the Agreement are superseded by the terms of this Agreement and thus are rendered null and void, except for the Non-Competition and Confidentiality Agreement dated August 18, 1997, a true and correct copy of which is attached hereto and incorporated herein as Exhibit A. With respect to the Non-Competition and Confidentiality Agreement, Gevity agrees to release Mr. Grabowski only from his non-compete obligations set forth in Paragraph 2(i); in all other respects, the parties agree that the Non-Competition and Confidentiality Agreement survives Mr. Grabowski’s separation from Gevity and shall remain in full force and effect.

13.           NO OTHER PROMISES. Mr. Grabowski affirms that the only consideration for signing this Agreement is that set forth in Paragraph 2, that no other promise or agreement of any kind has been made to or with him by any person or entity to cause him to execute this document, and that he fully understands the meaning and intent of this Agreement, including but not limited to, its final and binding effect.

14.            KNOWING AND VOLUNTARY WAIVER. For the purpose of implementing a full and complete release and discharge of Gevity, Mr. Grabowski expressly acknowledges that the Agreement is intended to include in its effect, without limitation, all claims which he does not know or suspect to exist in his favor at the time he signs the Agreement, and that the Agreement contemplates the extinguishment of any such claim or claims.

15.           COUNTERPARTS. This Agreement may be signed in counterpart and each counterpart shall have the same force and effect as though the signatures were contained in a single document. Facsimile signatures shall also have the same force and effect as counterpart signatures.

16.           LEGALLY BINDING AGREEMENT. Mr. Grabowski understands and acknowledges: (1) that this is a legally binding release; (2) that by signing this Agreement, he is hereafter barred from instituting claims against Gevity in the manner and to the extent set forth in Paragraphs 4 and 5 above; and (3) that this Agreement is final and binding.

17.           MODIFICATION. No amendments or modifications of this Agreement shall be valid or binding upon the Parties unless made in writing and signed by the Parties hereto.

PLEASE READ CAREFULLY. BY SIGNING BELOW, YOU ATTEST THAT YOU HAVE READ THIS AGREEMENT AND THAT YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS YOU HAVE OR MAY HAVE AGAINST GEVITY AND/OR OTHER RELEASEES.

Date: July 24, 2007	By: /s/ Peter C. Grabowski
Peter C. Grabowski

For: Gevity HR, Inc.

Date: July 24, 2007	By: /s/ Erik Vonk
Erik Vonk
Chief Executive Officer